UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2005

Online Resources Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26123	52-1623052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4795 Meadow Wood Lane, Suite 300, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-653-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On August 15, 2005, Online Resources Corporation (the "Company") issued a press release in which it announced that it had retroactively revised its policy and amended its accounting treatment with regard to unclaimed bill payments and described the impact of this change on prior period results. A copy of this press release is attached as Exhibit 99.1.

The information furnished pursuant to this Item of this Current Report on Form 8-K (including the exhibits hereto) shall not be considered "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly states in such filing that such information is to be considered "filed" or incorporated by reference therein.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 15, 2005, senior management and the Audit Committee of the Board of Directors concluded that the Company's financial statements for the fiscal years ended December 31, 2003 and 2004 and for the quarterly period ended March 31, 2005 should be restated, and that such previously filed financial statements should no longer be relied upon. The Company will be filing these restated financial statements with the filing of its Quarterly Report for the interim period ended June 30, 2005.

The restatements relate to the Company's change in its policy as to how it treats unclaimed bill payment funds. Under its prior policy, the Company succeeded to aged unclaimed bill payment funds and took these funds, net of a reserve for assuming the liabilities underlying these funds, as an offset to its bill payment service costs. Under its revised policy, the Company will either return unclaimed funds to its financial institution clients or surrender the funds pursuant to unclaimed state property laws. The policy was revised to derive consistency with that of other bill payment providers, to take cognizance of changes occurring in the adoption of unclaimed property laws and to resolve issues regarding the manner in which the Company accounted for unclaimed bill payment funds following the adoption of its initial policy.

Under the revised policy, unclaimed bill payment funds will not have any cost reduction impact on the Company's service costs, thereby resulting in a corresponding decrease in the Company's gross profits and net income. In addition, the Company will accrue a liability equal to the cash it obtained subsequent to the adoption of its initial policy to reflect its obligation to either return funds to its clients or to surrender the funds in accordance with unclaimed property laws. This cash and the corresponding liability will remain on the Company’s balance sheet until such funds have been disposed of in accordance with the new policy. Commencing with the third quarter of 2005, unclaimed bill payment funds will not have any impact on the Company's financial performance or its financial statements.

On August 15, 2005, the Company's Audit Committee and senior management discussed the matters disclosed in this report with the Company's independent registered accounting firm, Ernst & Young, LLP. On August 15, 2005, the Company decided to restate its financial statements as described above. The Company is working with its independent auditors to complete the restatements and will file its Form 10-Q for the period ended June 30, 2005 along with the restatements as soon as the restatements are complete.

In connection with the pending restatements, we reevaluated our disclosure controls and procedures. We concluded that we failed to properly account for the treatment of outstanding bill payment checks under Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities ("SFAS No. 140"). This failure constituted a material weakness in our internal control over financial reporting. Solely as a result of this material weakness, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were not effective as of December 31, 2004. Since SFAS No. 140 does not apply to our new aged bill payment check policy, there are no new or modified internal control procedures required to remediate the issue caused by the material weakness we identified.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Online Resources Corporation

August 16, 2005	By:	Catherine A. Graham

Name: Catherine A. Graham
Title: Executive Vice President, Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated August 15, 2005